For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for First Quarter 2017

and Announces Quarterly Dividend

April 25, 2017, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the first quarter of 2017 of  $5.3 million, or $0.28 per diluted share, compared to $1.9 million, or $0.10 per diluted share, for the first quarter of 2016. The increase was attributable to an improved net interest margin, lower loan loss provision, and stronger noninterest income.

Southwest announced that its board of directors has approved a quarterly cash dividend of  $0.08 per share payable May 19, 2017 to shareholders of record as of May 5, 2017.

Mark Funke, President and CEO, stated, “This quarter’s solid loan growth combined with the improvement in net interest margin and stronger noninterest income provided momentum for the good results in the first quarter. Here are several highlights from this quarter:

•	At March 31, 2017, total loans were $1.9 billion, an increase of $59.3 million, or 3%, during the quarter and an increase of $154.6 million, or 9% year over year.
•	The quarterly net interest margin was 3.43% at March 31, 2017, which improved from the previous quarter. The net interest margin was 3.40% at December 31, 2016 and 3.54% at March 31, 2016.
•

Pre-tax, pre-provision income was $9.4 million in the first quarter, an increase of 9% from $8.6 million in the fourth quarter of 2016, and an increase of 25% from $7.5 million for the first quarter of 2016.

•	The efficiency ratio for the first quarter of 2017 was 63.30%, compared to 64.34% for the fourth quarter of 2016 and 67.48% for the first quarter of 2016.”

See Table 3 for details on pre-tax, pre-provision income, which is a non-GAAP financial measure.

Financial Overview

Condition:    As of March 31, 2017, total assets were $2.5 billion, an increase of $47.2 million, when compared to December 31, 2016. As of March 31, 2017, total loans were $1.9 billion,  an increase of $59.3 million from the prior quarter end. As of March 31, 2017,  investment securities were $433.1 million, a decrease of $3.6 million from the prior quarter end. Cash and cash equivalents at March 31, 2017  were $65.1 million,  a decrease of $10.5 million from December 31, 2016.

The allowance for loan losses was $27.5 million at March 31, 2017 and December 31, 2016 and an increase of $0.4 million when compared to March 31, 2016.  The allowance for loan losses to portfolio loans was 1.43% as of March 31, 2017,  compared to 1.47% as of December 31, 2016,  and 1.53% as of March 31, 2016.  The allowance for loan losses to nonperforming loans was 166.01%  as of March 31, 2017, compared to 165.84% as of December 31, 2016 and 122.01% as of March 31, 2016. The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.63% of gross loans as of March 31, 2017 compared to 1.71% as of December 31, 2016 and 1.96% as of March 31, 2016.

Nonperforming loans were  $16.6  million at March 31, 2017 and virtually the same amount at December 31, 2016 and down $5.7 million from $22.3 million at March 31, 2016.  Other real estate was $0.4 million at March 31, 2017 and December 31, 2016, and down from $2.3 million at March 31, 2016.  Nonperforming assets were $16.9 million, or 0.88% of portfolio loans and other real estate, as of March 31, 2017, compared to $17.0 million, or 0.91% of portfolio loans and other real estate, as of December 31, 2016, and $24.5 million, or 1.38% of portfolio loans and other real estate, as of March 31, 2016.

As of March 31, 2017, total deposits were $2.0 billion, an increase of $31.2  million,  when compared to December 31, 2016. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 79%  of total funding as of March 31, 2017 compared to 81% as of December 31, 2016.  Wholesale funding, including Federal Home Loan Bank borrowings and brokered deposits, accounted for 21% of total funding at March 31, 2017 and 19% of total funding at December 31, 2016.  See Table 6  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of March 31, 2017 exceeded the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $349.6 million, for a total risk-based capital ratio of 15.44%, Common Equity Tier 1 capital was $276.2 million, for a Common Equity Tier 1 ratio of 12.20%, and Tier 1 capital was $321.2 million, for a Tier 1 risk-based capital ratio of 14.19%. Bank SNB had total regulatory capital of $334.3 million, for a total risk-based capital ratio of 14.79% and Common Equity Tier 1 and Tier 1 capital of $305.9 million, for a Common Equity Tier 1 and Tier 1 risk-based capital ratio of 13.54%. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

First Quarter Results:

Summary:  For the first quarter of 2017, net income was $5.3 million, compared to $6.2 million for the fourth quarter of 2016 and $1.9 million for the first quarter of 2016.  Pre-tax, pre-provision income for the first quarter of 2017 was $9.4 million, compared to $8.6 million for the fourth quarter of 2016 and $7.5 million for the first quarter of 2016. The fourth quarter of 2016 includes $0.9 million of merger related costs associated with the recently announced merger with Simmons First National Corporation.

The $0.9 million decrease in net income compared to the fourth quarter of 2016 was primarily due to a  $1.3 million credit provision for loan losses recorded in the fourth quarter of 2016 versus a $1.8 million provision recorded in the first quarter of 2017. This decrease in net income is partially offset by a $0.1 million increase in net interest income, a $0.6 million increase in noninterest income, a $0.5 million decrease in noninterest expense and a $1.0 million decrease in income taxes.

The $3.4 million increase in net income compared to the first quarter of 2016 was due to a $0.3 million increase in net interest income,  a  $2.6 million decrease in the provision for loan losses, a $1.5 million increase in noninterest income and a  $0.7 million decrease in noninterest expense, offset by a  $1.7 million increase in income taxes.

Net Interest Income:    Net interest income totaled $20.2 million for the first quarter of 2017, compared to $20.1 million for the fourth quarter of 2016 and $19.8 million for the first quarter of 2016. Net interest margin was 3.43%  for the first quarter of 2017, compared to 3.40% for the fourth quarter of 2016 and 3.54% for the first quarter of 2016. Interest income for the first quarter of 2017, the fourth quarter of 2016, and the first quarter of 2016 includes $0.3 million,  $0.1 million and $0.3 million of accelerated discount accretion, respectively. The net effects of these adjustments on the net interest margins  were a 5 basis point, a 2 basis point and a 5 basis point increase, respectively, for each quarter. Average loans (including loans held for sale) for the first quarter of 2017 increased $31.8 million when compared to December 31, 2016, and $110.1 million when compared to March 31, 2016.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the net effects of charge-offs and recoveries for the period. The provision for loan losses was $1.8 million for the first quarter of 2017, compared to a  credit provision of $1.3 million for the fourth quarter of 2016, and a  provision of $4.4 million for the first quarter of 2016.  The first quarter 2017 provision was driven by loan growth and an increase in reserves on a few classified loans. During the first quarter of 2017,  net charge-offs totaled $1.8 million, or 0.38% (annualized) of average portfolio loans, compared to net recoveries of $0.4 million, or (0.09)%

(annualized) of average portfolio loans for the fourth quarter of 2016 and net charge-offs of $3.3 million, or 0.75% (annualized) of average portfolio loans for the first quarter of 2016.

Noninterest Income:  Noninterest income totaled $4.9  million for the first quarter of 2017, compared to $4.2 million for the fourth quarter of 2016 and $3.4 million for the first quarter of 2016.

The $0.6 million increase from the fourth quarter of 2016 is the result of a $0.5 million increase in gain on sale of investment securities, which resulted from the sale of a private equity investment during the first quarter of 2017,  and a  $0.5 million increase in other noninterest income, which was  driven by a $0.2 million increase in customer risk management interest rate swap income and a $0.3 million increase in other noninterest income. These increases were offset in part by a $0.1 million decrease in service charges and fees and a $0.2 million decrease in gain on sale of mortgage loans.

The $1.5 million increase from the first quarter of 2016 is the result of a $0.1 million increase in service charges and fees, a $0.2 million increase in gain on sale of mortgage loans, a $0.3 million increase in gain on sale of investment securities, and a $0.9 million increase in other noninterest income. The $0.9 million increase in other noninterest income is primarily driven by a $0.6 million increase in customer risk management interest rate swap income combined with a $0.3 million increase in other noninterest income.

Noninterest Expense:    Noninterest expense totaled $15.3 million for the first quarter of 2017, compared to $15.8 million for the fourth quarter of 2016 and $16.0 million for the first quarter of 2016.

The $0.5 million decrease in noninterest expense from the fourth quarter of 2016 was due to a $0.2 million decrease in occupancy, a $0.4 million decrease in the provision for unfunded loan commitments, and a $0.8 million decrease in general and administrative expenses, offset in part by a $0.9 million increase in personnel expense, due to increased incentives, severance costs, payroll taxes, and benefits.

The $0.7 million decrease in noninterest expense from the first quarter of 2016 consisted of a $0.3 million decrease in occupancy, a $0.1 million decrease in data processing,  a $0.1 million decrease in FDIC and other insurance expense,  a $0.6 million decrease in the provision for unfunded loan commitments and a $0.2 million decrease in general and administrative expense,  offset in part by a $0.6 million increase in personnel expense.

Income Tax:  Income tax expense totaled $2.7 million for the first quarter of 2017, compared to  $3.7 million for the fourth quarter of 2016 and $1.0 million for the first quarter of 2016. The income tax expense fluctuates in relation to pre-tax income levels. The first quarter of 2017 effective tax rate was 33.71%,  compared to 37.38% for the fourth quarter of 2016 and 35.19% for the first quarter of 2016. The effective tax rate includes a $0.2 million tax benefit due to the adoption of an  accounting principle that became effective January 1, 2017. The effective tax rate in the fourth quarter of 2016 included the impact of certain nondeductible merger costs.

Conference Call

Southwest will host a conference call to review these results on Wednesday, April 26, 2017 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10104035. Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international). Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb170426.html. An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10098734. Telephone replay access will be available until May 26, 2017.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”). Bank SNB offers commercial and consumer lending, deposit services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company. At March 31, 2017,  Southwest had total assets of approximately $2.5 billion, deposits of $1.9 billion, and shareholders’ equity of $290.9 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers. The strategic focus on healthcare lending was established in 1974. Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of March 31, 2017, approximately $431.6 million, or 22%, of loans were loans to individuals and businesses in the healthcare industry. Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding our planned merger with Simmons First National Corporation;
•	Assessments of loan quality, probable loan losses or negative provisions, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2017 through the date its financial statements are filed with the Securities and Exchange Commission. The March 31,  2017 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Quarterly Summary Loan Data	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS	2017	2016	% Change	2016	% Change
Operations
Net interest income	$20,163	$19,840	2%	$20,103	0%
Provision (credit) for loan losses	1,776	4,375	(59)	(1,329)	234
Noninterest income	4,880	3,415	43	4,244	15
Noninterest expense	15,303	15,996	(4)	15,826	(3)
Income before taxes	7,964	2,884	176	9,850	(19)
Taxes on income	2,685	1,015	165	3,682	(27)
Net income	5,279	1,869	182	6,168	(14)
Diluted earnings per share	0.28	0.10	180	0.33	(14)
Balance Sheet
Total assets	2,522,594	2,360,819	7	2,475,392	2
Loans held for sale	4,980	1,803	176	4,386	14
Portfolio loans	1,931,463	1,780,081	9	1,872,746	3
Total deposits	1,977,265	1,895,248	4	1,946,018	2
Total shareholders' equity	290,914	285,661	2	286,629	1
Book value per common share	15.57	14.81	5	15.35	1
Key Ratios
Net interest margin	3.43%	3.54%		3.40%
Efficiency ratio	63.30	67.48		64.34
Total capital to risk-weighted assets	15.44	15.39		15.66
Nonperforming loans to portfolio loans	0.86	1.25		0.89
Shareholders' equity to total assets	11.53	12.10		11.58
Tangible common equity to tangible assets*	10.98	11.49		11.01
Return on average assets (annualized)	0.86	0.32		1.00
Return on average common equity (annualized)	7.40	2.56		8.59
Return on average tangible common equity (annualized)**	7.83	2.71		9.10

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP-based measure.
** This is a non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	March 31,	December 31,	March 31,
	2017	2016	2016
Assets
Cash and due from banks	$28,400	$36,831	$27,102
Interest-bearing deposits	36,702	38,819	40,251
Cash and cash equivalents	65,102	75,650	67,353
Securities held to maturity (fair values of $10,680, $10,677 and $12,248, respectively)	10,413	10,443	11,757
Securities available for sale (amortized cost of $422,672, $427,113 and $409,093, respectively)	422,640	426,218	411,273
Loans held for sale	4,980	4,386	1,803
Loans receivable	1,931,463	1,872,746	1,780,081
Less: Allowance for loan losses	(27,543)	(27,546)	(27,168)
Net loans receivable	1,903,920	1,845,200	1,752,913
Accrued interest receivable	6,357	6,194	5,838
Non-hedge derivative asset	2,043	1,235	4,307
Premises and equipment, net	22,341	22,808	23,533
Other real estate	350	350	2,274
Goodwill	13,545	13,545	13,467
Other intangible assets, net	5,693	5,790	6,145
Other assets	65,210	63,573	60,156
Total assets	$2,522,594	$2,475,392	$2,360,819

Liabilities
Deposits:
Noninterest-bearing demand	$541,021	$551,709	$552,499
Interest-bearing demand	177,676	152,656	168,210
Money market accounts	591,368	567,058	540,323
Savings accounts	58,387	56,410	56,235
Time deposits of $100,000 or more	353,244	360,307	348,783
Other time deposits	255,569	257,878	229,198
Total deposits	1,977,265	1,946,018	1,895,248
Accrued interest payable	1,190	1,132	894
Non-hedge derivative liability	2,043	1,235	4,307
Other liabilities	10,144	10,171	10,553
Other borrowings	194,645	183,814	117,763
Subordinated debentures	46,393	46,393	46,393
Total liabilities	2,231,680	2,188,763	2,075,158

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,275,434, 21,230,714 and 21,225,034 shares issued, respectively	21,275	21,231	21,225
Additional paid-in capital	123,403	123,112	122,070
Retained earnings	188,638	184,840	173,496
Accumulated other comprehensive (loss) gain	(302)	(907)	546
Treasury stock, at cost, 2,586,412, 2,555,987 and 1,939,989 shares, respectively	(42,100)	(41,647)	(31,676)
Total shareholders' equity	290,914	286,629	285,661
Total liabilities and shareholders' equity	$2,522,594	$2,475,392	$2,360,819

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Interest income
Loans	$20,944	$20,925	$20,030
Investment securities	2,052	1,761	1,965
Other interest-earning assets	75	52	53
Total interest income	23,071	22,738	22,048

Interest expense
Interest-bearing deposits	1,840	1,691	1,307
Other borrowings	478	354	309
Subordinated debentures	590	590	592
Total interest expense	2,908	2,635	2,208

Net interest income	20,163	20,103	19,840

Provision (credit) for loan losses	1,776	(1,329)	4,375

Net interest income after provision (credit) for loan losses	18,387	21,432	15,465

Noninterest income
Service charges and fees	2,681	2,772	2,549
Gain on sales of mortgage loans	552	774	401
Gain on sale/call of investment securities, net	451	-	126
Other noninterest income	1,196	698	339
Total noninterest income	4,880	4,244	3,415

Noninterest expense
Salaries and employee benefits	9,900	9,001	9,342
Occupancy	2,373	2,616	2,671
Data processing	409	404	470
FDIC and other insurance	273	235	368
Other real estate, net	3	(10)	13
Provision (credit) for unfunded loan commitments	(388)	32	215
General and administrative	2,733	3,548	2,917
Total noninterest expense	15,303	15,826	15,996
Income before taxes	7,964	9,850	2,884
Taxes on income	2,685	3,682	1,015
Net income	$5,279	$6,168	$1,869

Pre-tax, pre-provision income*	$9,352	$8,553	$7,474

Basic earnings per common share	$0.28	$0.33	$0.10
Diluted earnings per common share	0.28	0.33	0.10
Common dividends declared per share	0.08	0.08	0.08

*This is a non-GAAP financial measure. Pre-tax, pre-provision income is calculated as follows:
Net income + Taxes on income + Provision (credit) for loan losses + Provision (credit) for unfunded loan commitments

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	March 31, 2017		December 31, 2016		March 31, 2016
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,899,047	4.47%	$1,867,210	4.46%	$1,788,992	4.50%
Investment securities	431,542	1.93	432,053	1.62	412,307	1.92
Other interest-earning assets	56,089	0.54	50,564	0.41	51,031	0.42
Total interest-earning assets	2,386,678	3.92	2,349,827	3.85	2,252,330	3.94
Other assets	102,331		106,961		107,874
Total assets	$2,489,009		$2,456,788		$2,360,204

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$187,269	0.19%	$146,708	0.16%	$160,638	0.16%
Money market accounts	573,364	0.33	572,984	0.26	542,800	0.24
Savings accounts	58,021	0.13	55,761	0.13	55,834	0.14
Time deposits	611,170	0.84	625,288	0.79	564,213	0.65
Total interest-bearing deposits	1,429,824	0.52	1,400,741	0.48	1,323,485	0.40
Other borrowings	174,362	1.11	151,004	0.93	117,171	1.06
Subordinated debentures	46,393	5.09	46,393	5.09	48,546	4.88
Total interest-bearing liabilities	1,650,579	0.71	1,598,138	0.66	1,489,202	0.60

Noninterest-bearing demand deposits	536,101		557,994		563,022
Other liabilities	13,070		15,157		14,769
Shareholders' equity	289,259		285,499		293,211
Total liabilities and shareholders' equity	$2,489,009		$2,456,788		$2,360,204

Net interest income and spread		3.21%		3.19%		3.34%
Net interest margin (1)		3.43%		3.40%		3.54%
Average interest-earning assets
to average interest-bearing liabilities	144.60%		147.04%		151.24%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5

	2017	2016
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$925,458	$882,071	$893,807	$862,287	$878,822
One-to-four family residential	210,495	199,123	193,678	183,693	158,078
Real estate construction:
Commercial	193,937	199,113	184,211	175,805	156,454
One-to-four family residential	18,426	20,946	22,460	20,347	24,202
Commercial	570,001	556,248	566,403	558,472	543,822
Installment and consumer	18,126	19,631	19,553	20,773	20,506
Total loans, including held for sale	1,936,443	1,877,132	1,880,112	1,821,377	1,781,884
Less allowance for loan losses	(27,543)	(27,546)	(28,452)	(26,876)	(27,168)
Total loans, net	$1,908,900	$1,849,586	$1,851,660	$1,794,501	$1,754,716
LOANS BY SEGMENT
Oklahoma banking****	$1,153,417	$1,095,930	$1,117,716	$1,085,986	$1,060,482
Texas banking	639,945	636,643	605,682	577,333	560,421
Kansas banking	143,081	144,559	156,714	158,058	160,981
Total loans	$1,936,443	$1,877,132	$1,880,112	$1,821,377	$1,781,884
NONPERFORMING LOANS BY TYPE
Construction & development	$970	$970	$1,073	$1,436	$1,444
Commercial real estate	570	6,471	7,620	3,894	3,830
Commercial	12,183	6,142	12,791	13,800	13,461
One-to-four family residential	2,838	2,904	2,982	3,120	3,448
Consumer	30	123	58	75	84
Total nonperforming loans	$16,591	$16,610	$24,524	$22,325	$22,267
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$7,479	$12,006	$12,275	$9,268	$7,978
Texas banking	8,987	4,140	11,805	12,586	13,521
Kansas banking	125	464	444	471	768
Total nonperforming loans	$16,591	$16,610	$24,524	$22,325	$22,267
OTHER REAL ESTATE BY TYPE
Construction & development	$-	$-	$1,756	$1,962	$2,060
Commercial real estate	350	350	350	160	214
Total other real estate	$350	$350	$2,106	$2,122	$2,274
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$220	$274
Texas banking	350	350	2,106	1,902	2,000
Total other real estate	$350	$350	$2,106	$2,122	$2,274

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2017	2016
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$588	$589	$588	$-	$-
Commercial real estate	12,167	13,831	12,212	33,472	36,216
Commercial	27,372	27,621	30,555	29,537	29,931
One-to-four family residential	1,954	1,980	2,119	1,353	2,275
Consumer	2	2	2	2	38
Total potential problem loans	$42,083	$44,023	$45,476	$64,364	$68,460
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$22,001	$20,258	$21,780	$43,895	$46,102
Texas banking	16,346	19,807	21,029	17,726	18,801
Kansas banking	3,736	3,958	2,667	2,743	3,557
Total potential problem loans	$42,083	$44,023	$45,476	$64,364	$68,460
ALLOWANCE ACTIVITY
Balance, beginning of period	$27,546	$28,452	$26,876	$27,168	$26,106
Charge-offs	2,157	2,108	626	538	3,725
Recoveries	378	2,531	489	236	412
Net charge-offs (recoveries)	1,779	(423)	137	302	3,313
Provision (credit) for loan losses	1,776	(1,329)	1,713	10	4,375
Balance, end of period	$27,543	$27,546	$28,452	$26,876	$27,168
NET CHARGE-OFFS BY TYPE
Commercial real estate	$1,847	$(84)	$108	$(44)	$(187)
Commercial	(105)	(357)	(64)	82	3,408
One-to-four family residential	(55)	(16)	44	(12)	41
Consumer	92	34	49	276	51
Total net charge-offs (recoveries) by type	$1,779	$(423)	$137	$302	$3,313
NET CHARGE-OFFS BY SEGMENT
Oklahoma banking	$1,950	$(178)	$34	$127	$458
Texas banking	12	(168)	180	211	952
Kansas banking	(183)	(77)	(77)	(36)	1,903
Total net charge-offs (recoveries) by segment	$1,779	$(423)	$137	$302	$3,313

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 6

	2017	2016
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.28	$0.33	$0.23	$0.29	$0.10
Diluted earnings per common share	0.28	0.33	0.23	0.28	0.10
Common dividends declared per share	0.08	0.08	0.08	0.08	0.08
Book value per common share	15.57	15.35	15.19	15.06	14.81
Tangible book value per share*	14.72	14.50	14.33	14.20	13.97
COMMON STOCK
Shares issued	21,275,434	21,230,714	21,223,895	21,223,613	21,225,034
Less treasury shares	2,586,412	2,555,987	2,538,510	2,472,830	1,939,989
Outstanding shares	18,689,022	18,674,727	18,685,385	18,750,783	19,285,045
Diluted outstanding shares	18,532,499	18,551,005	18,545,614	18,677,912	19,267,473
OTHER FINANCIAL DATA
Investment securities	$433,053	$436,661	$427,938	$422,296	$423,030
Loans held for sale	4,980	4,386	7,899	7,010	1,803
Portfolio loans	1,931,463	1,872,746	1,872,213	1,814,367	1,780,081
Total loans	1,936,443	1,877,132	1,880,112	1,821,377	1,781,884
Total assets	2,522,594	2,475,392	2,468,042	2,402,262	2,360,819
Total deposits	1,977,265	1,946,018	1,947,924	1,902,865	1,895,248
Other borrowings	194,645	183,814	173,971	153,568	117,763
Subordinated debentures	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	290,914	286,629	283,820	282,360	285,661
Mortgage servicing portfolio	458,961	460,646	453,988	443,568	434,340
INTANGIBLE ASSET DATA
Goodwill	$13,545	$13,545	$13,545	$13,467	$13,467
Core deposit intangible	2,177	2,299	2,438	2,584	2,734
Mortgage servicing rights	3,516	3,491	3,381	3,350	3,411
Total intangible assets	$19,238	$19,335	$19,364	$19,401	$19,612
Intangible amortization expense	$229	$275	$344	$350	$341
DEPOSIT COMPOSITION
Non-interest bearing demand	$541,021	$551,709	$550,121	$545,421	$552,499
Interest-bearing demand	177,676	152,656	146,583	160,886	168,210
Money market accounts	591,368	567,058	576,550	547,415	540,323
Savings accounts	58,387	56,410	54,849	55,209	56,235
Time deposits of $100,000 or more	353,244	360,307	347,976	323,137	314,496
Other time deposits	255,569	257,878	271,845	270,797	263,485
Total deposits**	$1,977,265	$1,946,018	$1,947,924	$1,902,865	$1,895,248
OFFICES AND EMPLOYEES
FTE Employees	380	387	393	410	411
Banking Centers	30	30	30	32	32
Loan production offices	1	1	1	1	0
Assets per employee	$6,638	$6,396	$6,280	$5,859	$5,744
____________________
*This is a non-GAAP financial measure.
**Calculation of non-brokered deposits and core funding (non-GAAP financial measures)
Total deposits	$1,977,265	$1,946,018	$1,947,924	$1,902,865	$1,895,248
Less:
Brokered time deposits	59,698	64,652	65,398	61,709	55,901
Other brokered deposits	205,004	206,590	214,175	175,367	140,372
Non-brokered deposits	$1,712,563	$1,674,776	$1,668,351	$1,665,789	$1,698,975
Plus:
Sweep repurchase agreements	9,645	45,814	46,971	42,568	42,763
Core funding	$1,722,208	$1,720,590	$1,715,322	$1,708,357	$1,741,738

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7

	2017	2016
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.86%	1.00%	0.70%	0.91%	0.32%
Return on average common equity (annualized)	7.40	8.59	5.97	7.67	2.56
Return on average tangible common equity
(annualized)*	7.83	9.10	6.33	8.13	2.71
Net interest margin (annualized)	3.43	3.40	3.42	3.48	3.54
Total dividends declared to net income	28.33	24.23	35.14	28.35	84.66
Effective tax rate	33.71	37.38	34.45	34.70	35.19
Efficiency ratio	63.30	64.34	66.09	65.70	67.48
NONPERFORMING ASSETS
Nonaccrual loans	$16,481	$16,267	$24,109	$22,259	$22,161
90 days past due and accruing	110	343	415	66	106
Total nonperforming loans	16,591	16,610	24,524	22,325	22,267
Other real estate	350	350	2,106	2,122	2,274
Total nonperforming assets	$16,941	$16,960	$26,630	$24,447	$24,541
Potential problem loans	$42,083	$44,023	$45,476	$64,364	$68,460
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	0.88%	0.91%	1.42%	1.35%	1.38%
Nonperforming loans to portfolio loans	0.86	0.89	1.31	1.23	1.25
Allowance for loan losses to portfolio loans	1.43	1.47	1.52	1.48	1.53
Allowance for loan losses to
nonperforming loans	166.01	165.84	116.02	120.39	122.01
Net loan charge-offs (recoveries) to average portfolio
loans (annualized)	0.38	(0.09)	0.03	0.07	0.75
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.62%	11.62%	11.75%	11.93%	12.42%
Leverage ratio	12.98	13.02	13.07	13.18	13.45
Common equity tier 1 capital	12.20	12.36	11.95	12.22	12.13
Tier 1 capital to risk-weighted assets	14.19	14.40	13.95	14.28	14.14
Total capital to risk-weighted assets	15.44	15.66	15.21	15.53	15.39
Tangible common equity to tangible assets**	10.98	11.01	10.92	11.16	11.49
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$276,205	$272,882	$268,045	$266,612	$270,564
Tier I capital	321,205	317,882	313,045	311,612	315,326
Total capital	349,615	345,597	341,196	338,968	343,287
Total risk adjusted assets	2,263,998	2,207,508	2,243,895	2,182,051	2,230,326
Average total assets	2,474,481	2,440,918	2,395,991	2,363,834	2,344,259
____________________
*This is a non-GAAP financial measure.
**Calculation of tangible common equity to tangible assets (non-GAAP financial measure)
Total shareholders' equity	$290,914	$286,629	$283,820	$282,360	$285,661
Less goodwill and core deposit intangible	15,722	15,844	15,983	16,051	16,201
Tangible common equity	$275,192	$270,785	$267,837	$266,309	$269,460
Total assets	$2,522,594	$2,475,392	$2,468,042	$2,402,262	$2,360,819
Less goodwill and core deposit intangible	15,722	15,844	15,983	16,051	16,201
Tangible assets	$2,506,872	$2,459,548	$2,452,059	$2,386,211	$2,344,618
Total shareholders' equity to total assets	11.53%	11.58%	11.50%	11.75%	12.10%
Tangible common equity to tangible assets	10.98%	11.01%	10.92%	11.16%	11.49%

Balance sheet amounts and ratios are as of period end unless otherwise noted.